Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: James E. Braun, Chief Financial Officer MRC Global Inc. Jim.Braun@mrcpvf.com 832-308-2845 Ken Dennard, Managing Partner DRG&L ksdennard@drg-l.com 713-529-6600

MRC GLOBAL INC. ANNOUNCES NEW DATE AND TIME FOR THIRD QUARTER 2012 EARNINGS

RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – OCTOBER 24, 2012 — MRC Global Inc. (NYSE:MRC) announced today that it will release its third quarter 2012 results on Friday, October 26, 2012 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, October 26, 2012 at 4:45 p.m. Eastern / 3:45 p.m. Central. The company has rescheduled the release and conference call to this earlier date and time to allow maximum flexibility in connection with a potential secondary share offering by its majority shareholder.

What:	MRC Global Third Quarter 2012 Earnings Conference Call

When:	Friday, October 26, 2012 at 4:45 p.m. Eastern / 3:45 p.m. Central

How:	Live via phone — By dialing 480-629-9835 and asking for the
MRC Global call at least 10 minutes prior to the start time, or
Live over the Internet — By logging onto the web at the address below

Where:	http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through November 9, 2012 and may be accessed by dialing (303) 590-3030 and using pass code 4566244#. Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc. – Global Supplier of Choice®

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information on MRC can be found on our website at www.mrcglobal.com.

###